                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                             ---------------------

                                  FORM 8-K/A
                               AMENDMENT NO. 3

                                CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

                             ---------------------

                                AUGUST 25, 1998
                                (Date of Report)

                           NCI BUILDING SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


      DELAWARE                     0-19885                       76-0127701
  (State or other                (Commission                  (I.R.S. Employer
  jurisdiction of                File Number)                Identification No.)
  incorporation)

                                7301 FAIRVIEW
                            HOUSTON, TEXAS  77041
                   (Address of principal executive offices)

                                (713) 466-7788
                        (Registrant's telephone number,
                             including area code)

     The unaudited results of operations of Amatek Holdings, Inc. ("Amatek") for the three months ended March 31, 1998, included in the Financial Statements of Amatek that were included in the Registrant's Form 8-K/A dated July 19, 1998, have been restated to reflect certain adjustments made by Amatek during April 1998. In addition, the Pro Forma Condensed Combined Statement of Income for the six months ended April 30, 1998, included in the Registrant's Form 8-K/A, Amendment No. 2, dated August 5, 1998, has been restated to reflect those same adjustments. Accordingly, the Registrant hereby files this Form 8-K/A, Amendment No. 3, in order to file the Financial Statements of Amatek, as restated, and the related Pro Forma Financial Information, as restated, that gives effect to the Registrant's acquisition of Amatek.

     ITEM 7:  FINANCIAL STATEMENTS AND EXHIBITS

              (a) Financial Statements of Business Acquired.  The following unaudited and audited Financial Statements of Amatek Holdings, Inc. and its subsidiaries are attached hereto and made a part hereof.

                  (i)   Report of Ernst & Young LLP
                  (ii) Consolidated Balance Sheets--December 31, 1996 and 1997, and March 31, 1998 (Unaudited)
                  (iii) Consolidated Statements of Operations--Years Ended
                        December 31, 1995, 1996 and 1997, and for the Three Months Ended March 31, 1997 and 1998 (Unaudited)
                  (iv) Consolidated Statements of Cash Flows--Years Ended December 31, 1995, 1996 and 1997, and for the Three Months Ended March 31, 1997 and 1998 (Unaudited)
                  (v) Consolidated Statements of Stockholder's Equity--Years Ended December 31, 1995, 1996 and 1997, and for the Three Months Ended March 31, 1998 (Unaudited)
                  (vi)  Notes to Consolidated Financial Statements

              (b) Pro Forma Financial Information.  The following unaudited
                  Pro Forma Financial Information of NCI Building Systems, Inc. is attached hereto and made a part hereof:

                  (i) Unaudited Pro Forma Condensed Combined Balance Sheet-- April 30, 1998
                  (ii)  Unaudited Pro Forma Condensed Combined Statement of
                        Income--Twelve Months Ended October 31, 1997
                  (iii) Unaudited Pro Forma Condensed Combined Statement of
                        Income--Six Months Ended April 30, 1998
                  (iv) Notes to Unaudited Pro Forma Condensed Combined Financial Statements

              (c) Exhibits.  The following exhibits are filed herewith:

                  *2.1 Stock Purchase Agreement, dated March 25, 1998, by and among BTR Australia Limited and the Registrant, and joined therein for certain purposes by BTR plc

                  *2.2 Letter Agreement, dated May 4, 1998, by and among the Registrant, BTR Australia Limited and BTR plc, amending the Stock Purchase Agreement

                  23    Consent of Ernst & Young LLP

-------------
* Incorporated herein by reference from the Registrants's Form 8-K dated May 4, 1998

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       NCI BUILDING SYSTEMS, INC.
                                             (Registrant)



                                       By: /s/ Robert J. Medlock
                                           -------------------------------------
                                           Robert J. Medlock, Vice President and
                                           Chief Financial Officer

                                       Dated: August 25, 1998

                         REPORT OF INDEPENDENT AUDITORS

Stockholder
Amatek Holdings, Inc.

    We have audited the accompanying consolidated balance sheets of Amatek Holdings, Inc. and subsidiaries (the "Company"), as of December 31, 1997, and 1996, and the related consolidated statements of operations, cash flows, and stockholder's equity for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Amatek Holdings, Inc. and subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          /s/ ERNST & YOUNG LLP
                                       ----------------------------
                                            ERNST & YOUNG LLP

Houston, Texas
August 5, 1998

                     AMATEK HOLDINGS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                                   DECEMBER 31
                                                                              ----------------------   MARCH 31,
                                                                                 1996        1997        1998
                                                                              ----------  ----------  -----------
                                                                                                      (UNAUDITED)
                                                     ASSETS

Current assets:
  Cash and cash equivalents.................................................  $    3,622  $    7,012   $   1,345
  Accounts receivable:
    Trade, net of allowance for doubtful accounts of $576, $658, and $395...      41,942      44,599      43,162
    Other...................................................................       2,835       6,659       3,737
  Inventories...............................................................      32,410      43,479      47,516
  Prepaid expenses..........................................................       2,004       2,715       3,419
  Income taxes receivable...................................................      --             437      --
  Deferred tax asset........................................................         853       1,186       1,186
                                                                              ----------  ----------  -----------
Total current assets........................................................      83,666     106,087     100,365

Property, plant, and equipment:
  Land......................................................................       4,390       5,916       6,227
  Buildings and improvements................................................      31,104      40,845      41,425
  Machinery and equipment...................................................      72,381      88,354      90,283
  Construction-in-progress..................................................      11,659       8,272       7,116
                                                                              ----------  ----------  -----------
                                                                                 119,534     143,387     145,051
  Less accumulated depreciation.............................................     (34,813)    (39,252)    (41,088)
                                                                              ----------  ----------  -----------
                                                                                  84,721     104,135     103,963
Receivable from affiliate...................................................      19,261       1,364      --
Investments in and advances to DOUBLECOTE...................................      19,031      19,200      19,415
Intangible assets...........................................................      13,822      13,652      13,612
Other assets................................................................      --           5,325       5,871
                                                                              ----------  ----------  -----------
Total assets................................................................  $  220,501  $  249,763   $ 243,226
                                                                              ----------  ----------  -----------
                                                                              ----------  ----------  -----------

                                      LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
  Accounts payable..........................................................  $   32,638  $   18,174   $   9,288
  Accrued liabilities.......................................................      13,495      15,659      11,526
  Income taxes payable......................................................       2,544      --           3,426
                                                                              ----------  ----------  -----------
      Total current liabilities.............................................      48,677      33,833      24,240
Deferred tax liability......................................................       6,776      11,142      10,588
Stockholder's equity:
  Common stock--par value $-0-; 119,500, 3,500, 3,500 shares issued and outstanding at March 31, 1998, December 31, 1997, and December 31,
    1996....................................................................       2,600       2,600     182,172
  Additional paid-in capital................................................       4,380       4,380       4,380
  Retained earnings.........................................................     158,068     197,808      21,846
                                                                              ----------  ----------  -----------
Total stockholder's equity..................................................     165,048     204,788     208,398
                                                                              ----------  ----------  -----------
Total liabilities and stockholder's equity..................................  $  220,501  $  249,763   $ 243,226
                                                                              ----------  ----------  -----------
                                                                              ----------  ----------  -----------

                            See accompanying notes.

                     AMATEK HOLDINGS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                                             THREE MONTHS ENDED
                                                           YEAR ENDED DECEMBER 31                 MARCH 31
                                                    -------------------------------------  ----------------------
                                                       1995         1996         1997         1997        1998
                                                    -----------  -----------  -----------  ----------  ----------
                                                                                                (UNAUDITED)
Sales.............................................  $   315,737  $   362,867  $   407,967  $   82,505  $   84,172
Cost of sales.....................................     (234,042)    (271,299)    (312,329)    (63,896)    (68,864)
                                                    -----------  -----------  -----------  ----------  ----------
Gross profit......................................       81,695       91,568       95,638      18,609      15,308
Selling, general, and administrative
  expenses........................................      (24,900)     (29,652)     (36,637)     (8,543)     (9,598)
Equity in income (losses) of DOUBLECOTE...........       (1,293)        (304)          83        (170)       (161)
Interest income, net..............................        1,379        1,871        2,019         267         267
Unusual/nonrecurring gain.........................      --           --             3,284      --          --
                                                    -----------  -----------  -----------  ----------  ----------
Income before income taxes........................       56,881       63,483       64,387      10,163       5,816
Provision for income taxes........................      (22,993)     (24,920)     (24,647)     (4,096)     (2,206)
                                                    -----------  -----------  -----------  ----------  ----------
Net income........................................  $    33,888  $    38,563  $    39,740  $    6,067  $    3,610
                                                    -----------  -----------  -----------  ----------  ----------
                                                    -----------  -----------  -----------  ----------  ----------

                            See accompanying notes.

                     AMATEK HOLDINGS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                                       THREE MONTHS ENDED
                                                                       YEAR ENDED DECEMBER 31               MARCH 31
                                                                 ----------------------------------  ----------------------
                                                                    1995        1996        1997        1997        1998
                                                                 ----------  ----------  ----------  ----------  ----------
                                                                                                          (UNAUDITED)
OPERATING ACTIVITIES
Net income.....................................................  $   33,888  $   38,563  $   39,740  $    6,067  $    3,610
Adjustments to reconcile net income to net cash (used in)
  provided by operating activities:
  Depreciation and amortization................................       4,136       5,477       6,844       1,639       2,019
  Provision for deferred income taxes..........................          82         716       4,033       1,866        (554)
  Provision for losses on accounts receivable..................          71        (266)        262       1,867         (82)
  Changes in operating assets and liabilities:
    Increase in accounts receivable--trade.....................      (1,980)     (5,517)     (2,919)        924       1,519
    Increase in other accounts receivable......................         134      (2,326)     (3,824)     (1,357)      2,922
    Increase in inventories....................................       5,383      (6,744)    (11,069)        102      (4,037)
    Increase in prepaid expenses...............................        (123)     (1,163)       (711)        208        (704)
    (Increase) decrease in other assets........................        (432)      1,018      (5,962)         84        (546)
    (Decrease) increase in accounts payable and accrued
      liabilities..............................................       2,307      13,169     (12,300)    (18,808)    (13,019)
    (Decrease) increase in income taxes payable................      (1,438)      1,239      (2,544)      1,053       3,426
                                                                 ----------  ----------  ----------  ----------  ----------
Net cash (used in) provided by operating activities............      42,028      44,166      11,550      (6,355)     (5,446)
INVESTING ACTIVITIES
Purchase of property, plant, and equipment.....................     (12,501)    (21,146)    (27,166)     (5,847)     (1,646)
Proceeds from sale of property, plant, and equipment...........          32          73       1,632      --          --
Advances to and investments in DOUBLECOTE......................      (2,835)     (2,000)        (86)       (369)       (376)
Cash paid for acquired business................................      --         (21,221)     --          --          --
                                                                 ----------  ----------  ----------  ----------  ----------
Net cash used in investing activities..........................     (15,304)    (44,294)    (25,620)     (6,216)     (2,022)
FINANCING ACTIVITIES
Net borrowings under credit facilities.........................      (4,754)     --          --          --          --
Proceeds to related party......................................     (21,471)      1,080      17,460      13,549       1,801
                                                                 ----------  ----------  ----------  ----------  ----------
Net cash provided by (used in) financing activities............     (26,225)      1,080      17,460      13,549       1,801
                                                                 ----------  ----------  ----------  ----------  ----------
Net (decrease) increase in cash and cash equivalents...........         499         952       3,390         978      (5,667)
Cash and cash equivalents at beginning of year.................       2,171       2,670       3,622       3,622       7,012
                                                                 ----------  ----------  ----------  ----------  ----------
Cash and cash equivalents at end of year.......................  $    2,670  $    3,622  $    7,012  $    4,600  $    1,345
                                                                 ----------  ----------  ----------  ----------  ----------
                                                                 ----------  ----------  ----------  ----------  ----------

                            See accompanying notes.

                     AMATEK HOLDINGS, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
                                 (IN THOUSANDS)

                                                                             ADDITIONAL
                                                                   COMMON      PAID-IN     RETAINED
                                                                   STOCK       CAPITAL     EARNINGS       TOTAL
                                                                 ----------  -----------  -----------  -----------
Balance at December 31, 1994...................................  $    2,600   $   4,380   $    85,617  $    92,597
  Net income...................................................      --          --            33,888       33,888
                                                                 ----------  -----------  -----------  -----------
Balance at December 31, 1995...................................       2,600       4,380       119,505      126,485
  Net income...................................................      --          --            38,563       38,563
                                                                 ----------  -----------  -----------  -----------
Balance at December 31, 1996...................................       2,600       4,380       158,068      165,048
  Net income...................................................      --          --            39,740       39,740
                                                                 ----------  -----------  -----------  -----------
Balance at December 31, 1997...................................       2,600       4,380       197,808      204,788
  Net income...................................................      --          --             3,610        3,610
Dividend to Parent.............................................      --          --          (179,572)    (179,572)
Capital contribution from Parent...............................     179,572      --           --           179,572
                                                                 ----------  -----------  -----------  -----------
Balance at March 31, 1998 (Unaudited)..........................  $  182,172   $   4,380   $    21,846  $   208,398
                                                                 ----------  -----------  -----------  -----------
                                                                 ----------  -----------  -----------  -----------

                            See accompanying notes.

                     AMATEK HOLDINGS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. OWNERSHIP AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    All outstanding common stock of Amatek Holdings, Inc. ("AHI"), is owned by Amatek Limited (the "Parent," which is an Australian company), a wholly owned subsidiary of BTR Nylex (an Australian company), which is ultimately owned by BTR plc (a British company). AHI is a manufacturer of steel roofing and siding products. Principal markets are in the continental United States.

    The consolidated financial statements include the accounts of AHI and all majority-owned subsidiaries (the "Company"). The Company's investment in DOUBLECOTE, L.L.C. ("DOUBLECOTE"), is accounted for using the equity method (see
Note 9). All significant intercompany balances and transactions have been eliminated in consolidation.

    CASH AND CASH EQUIVALENTS

    Cash and cash equivalents consist of all cash balances and highly liquid investments which have a maturity of three months or less when acquired.

    INVENTORY

    Inventories are valued at the lower of cost or market, determined on the first-in, first-out method.

    PROPERTY, PLANT, AND EQUIPMENT

    Property, plant, and equipment are stated at cost. The cost of repairs and maintenance is charged to operations as incurred. Depreciation of property, plant, and equipment is provided on a straight-line basis over the estimated useful lives of the assets as follows:

Building and improvements.....................................    40 years
Machinery and equipment.......................................  4 to 13 years
Computer and office equipment.................................  3 to 10 years

    Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF. This statement generally requires a periodic review of long-lived assets for indications that their carrying amounts may not be recoverable, and governs the measurement and disclosure of any resulting impairment loss. Its application did not have a material impact on the Company's financial position or results of operations.

    INCOME TAXES

    The Company uses SFAS No. 109, ACCOUNTING FOR INCOME TAXES, in accounting for income taxes. This statement requires an asset and liability approach for financial accounting and reporting of income taxes.

    INTANGIBLE ASSETS

    Goodwill of $15,479,000, $15,333,000, and $14,777,000, which relates to the acquisition of certain assets and other stockholder interest at March 31, 1998 and December 31, 1997 and 1996, respectively, is being amortized on a straight-line basis over 20 years. Accumulated amortization of goodwill was $1,867,000, $1,681,000, and $955,000 as of March 31, 1998 and December 31, 1997
and 1996, respectively.

                     AMATEK HOLDINGS, INC. AND SUBSIDIARIES

1. OWNERSHIP AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amount of the Company's financial instruments (cash, accounts receivable, and accounts payable) approximates fair value.

    MANAGEMENT ESTIMATES

    The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    RECLASSIFICATIONS

    Certain reclassifications have been made to 1996 financial information in order to conform to 1997 presentation.

    In the opinion of management, the unaudited consolidated financial statements include all adjustments, consisting solely of normal recurring adjustments, necessary for a fair presentation of the financial position as of March 31, 1998, and the results of operations and cash flows for each of the three-month periods ended March 31, 1998 and 1997. Although management believes the disclosures in these financial statements are adequate to make the information presented not misleading, certain information and footnote disclosures normally included in annual audited financial statements prepared in accordance with generally accepted accounting principals have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission. The results of operations and the cash flows for the three-month period ended March 31, 1998 are not necessarily indicative of the results to be expected for the full year.

2. INVENTORIES

    The components of inventories were as follows (in thousands):

                                                                 DECEMBER 31
                                                             --------------------   MARCH 31
                                                               1996       1997        1998
                                                             ---------  ---------  -----------
                                                                                   (UNAUDITED)
Raw materials..............................................  $  22,581  $  34,638   $  35,247
Finished goods.............................................      9,829      8,841      12,269
                                                             ---------  ---------  -----------
Total......................................................  $  32,410  $  43,479   $  47,516
                                                             ---------  ---------  -----------
                                                             ---------  ---------  -----------

3. NOTES PAYABLE TO BANK

    The Company had an overdraft line of credit facility for $10 million which terminated on March 31, 1998. There were no advances outstanding at March 31, 1998 and December 31, 1997 and 1996.

4. RELATED PARTY TRANSACTIONS

    The Company periodically advances funds to its Parent and charges the Parent interest at a rate which approximates prime for net advances. In addition, the Company remits its federal income taxes payable to

                     AMATEK HOLDINGS, INC. AND SUBSIDIARIES

4. RELATED PARTY TRANSACTIONS (CONTINUED)

the Parent (see Notes 5 and 7). Based on intercompany lending rates for advances and payables with similar terms, the fair value of these advances approximates their carrying values.

5. FEDERAL INCOME TAX

    The provisions for federal income taxes are composed of the following (in thousands):

                                                                         DECEMBER 31                  MARCH 31
                                                               -------------------------------  --------------------
                                                                 1995       1996       1997       1997       1998
                                                               ---------  ---------  ---------  ---------  ---------
                                                                                                    (UNAUDITED)
Current income taxes.........................................  $  22,917  $  24,203  $  20,612  $   2,229  $   2,761
Deferred income taxes........................................         76        717      4,035      1,867       (555)
                                                               ---------  ---------  ---------  ---------  ---------
Total........................................................  $  22,993  $  24,920  $  24,647  $   4,096  $   2,206
                                                               ---------  ---------  ---------  ---------  ---------
                                                               ---------  ---------  ---------  ---------  ---------

    The effective income tax rate of the Company approximates the sum of the statutory federal income tax rate and certain state income tax rates less related federal tax benefit.

    Significant components of the Company's deferred tax assets and liabilities were as follows (in thousands):

                                                                    DECEMBER 31                              MARCH 31
                                                 --------------------------------------------------  ------------------------
                                                           1996                      1997                      1998
                                                 ------------------------  ------------------------  ------------------------
                                                   CURRENT     LONG-TERM     CURRENT     LONG-TERM     CURRENT     LONG-TERM
                                                 -----------  -----------  -----------  -----------  -----------  -----------
                                                                                                           (UNAUDITED)
Property.......................................   $  --        $  (9,442)   $  --        $ (14,069)   $  --        $ (14,368)
Insurance reserves.............................         461       --              782       --              782       --
Bad debt reserve...............................         147       --              248       --              248       --
Inventory......................................         245       --              183       --              183       --
Deferred compensation and incentive
  plan.........................................      --            2,660       --            2,931       --            3,780
Other..........................................      --               11          (27)      --              (27)
                                                      -----   -----------  -----------  -----------  -----------  -----------
Total..........................................   $     853    $  (6,771)   $   1,186    $ (11,138)   $   1,186    $ (10,588)
                                                      -----   -----------  -----------  -----------  -----------  -----------
                                                      -----   -----------  -----------  -----------  -----------  -----------
Total deferred tax assets......................                $   3,524                 $   4,346                 $   4,993
Total deferred tax liabilities.................                   (9,442)                  (14,298)                  (14,395)
                                                              -----------               -----------               -----------
Net deferred tax liability.....................                $  (5,918)                $  (9,952)                $  (9,402)
                                                              -----------               -----------               -----------
                                                              -----------               -----------               -----------

6. LEASES

    The Company leases certain equipment (primarily vehicles) and operating facilities under operating leases expiring at various dates through 2000. Total rental expense under operating leases was $1,514,000,

                     AMATEK HOLDINGS, INC. AND SUBSIDIARIES

6. LEASES (CONTINUED)

$1,291,000, and $1,096,000 in 1997, 1996, and 1995, respectively.

    Aggregate minimum lease payments under operating leases are as follows (in thousands):

1998................................................................  $     508
1999................................................................        567
2000................................................................        391
2001................................................................         72
                                                                      ---------
                                                                      $   1,538
                                                                      ---------
                                                                      ---------

7. SUPPLEMENTAL CASH FLOW DISCLOSURES

    Cash paid for interest during the years ended December 31, 1997, 1996, and 1995 was $81,000, $80,000, and $131,000, respectively. Cash paid for income taxes during the years ended December 31, 1997, 1996, and 1995 was $24,349,000, $21,402,000, and $23,639,000, respectively.

8. EMPLOYEE BENEFIT PLANS

    The Company sponsors a 401(k) savings plan for its full-time employees. The Company matches 100% of employee-elected pre-tax contributions to a maximum of 4% of their salaries. The Company's contributions were $1,132,000, $943,000, and $830,000 in 1997, 1996, and 1995, respectively.

    An Incentive Compensation Plan (the "Plan") was established in 1992, in part because of the purchase of the minority interest of a partnership of which certain officers of the Company were limited partners. Under the terms of the Plan, an annual contribution is determined based upon the Company's earnings and revenues. Annual contributions are placed in trust (with the trustee, NationsBank) and vest to participants over a seven- to ten-year period. In the event that a participant voluntarily leaves the Company or is terminated for "good cause," the unvested portion of contributions to the Plan is forfeited to the Company. The contributions were $4,302,000, $3,714,000, and $2,766,000 for 1997, 1996, and 1995, respectively.

9. INVESTMENT IN DOUBLECOTE

    The Company, through a subsidiary, owns 50% of the common stock in DOUBLECOTE, a corporate joint venture.

                     AMATEK HOLDINGS, INC. AND SUBSIDIARIES

9. INVESTMENT IN DOUBLECOTE (CONTINUED)

    Summarized financial information of DOUBLECOTE is as follows (in thousands):

                                                                                    DECEMBER 31
                                                                               ----------------------   MARCH 31
                                                                                  1996        1997        1998
                                                                               ----------  ----------  -----------
                                                                                                       (UNAUDITED)
Current assets...............................................................  $    7,266  $    8,165   $   9,210
Noncurrent assets............................................................      30,524      28,601      28,102
                                                                               ----------  ----------  -----------
Total assets.................................................................  $   37,790  $   36,766   $  37,312
                                                                               ----------  ----------  -----------
                                                                               ----------  ----------  -----------
Liabilities--advances from stockholder.......................................  $   36,232  $   36,404   $  37,157
Other liabilities............................................................       2,753       1,390       1,505
Stockholder's equity:
  Contributed capital........................................................       2,000       2,000       2,000
  Accumulated deficit........................................................      (3,195)     (3,028)     (3,350)
                                                                               ----------  ----------  -----------
Total liabilities and stockholder's equity...................................  $   37,790  $   36,766   $  37,312
                                                                               ----------  ----------  -----------
                                                                               ----------  ----------  -----------
Sales........................................................................  $   28,034  $   30,348   $   6,427
Cost of sales................................................................     (24,682)    (26,150)     (5,722)
                                                                               ----------  ----------  -----------
Gross profit.................................................................       3,352       4,198         705
Selling, general, and administrative expenses................................        (964)     (1,080)       (303)
Interest expense.............................................................      (2,997)     (2,952)       (724)
                                                                               ----------  ----------  -----------
Net income (loss)............................................................  $     (609) $      166   $    (322)
                                                                               ----------  ----------  -----------
                                                                               ----------  ----------  -----------

    The facility owned by DOUBLECOTE was completed and began operations in 1995.

    DOUBLECOTE is charged interest at prime for advances by the Company. Total interest income earned by the Company was $1,500,000 in 1997 and 1996 and $1,465,000 in 1995.

10. LUBBOCK PLANT FIRE

    In February 1997, the Company's Lubbock, Texas, plant sustained major damage from a fire. The Company has since rebuilt the plant, and resumed operations in July 1997.

    The Company maintains insurance under one policy for both property damage and business interruption applicable to its production facilities. The policy provides coverage subject to a $25,000 deductible. Insurance recoveries as of December 31, 1997 included $1.5 million for property damage and $500,000 for business interruption. The Company is pursuing additional recoveries of $4 million related to the damage of the Lubbock plant.

    Insurance recoveries for property damage associated with events of this type require the recognition of a new cost basis for the rebuilt facility. As a result, the Company has recognized a $3.3 million unusual/ nonrecurring adjustment in its income statement for the year ended December 31, 1997. Total spending to restore the Lubbock plant was approximately $4.8 million.

11. ACQUISITION OF BUSINESS

    On April 1, 1996, the Company purchased certain assets of Steelco Metal Construction Products and Construction Metals ("Steelco") for a total cost of approximately $21,221,000. Steelco was engaged in the manufacturing of steel roofing and siding products. The acquisition was accounted for as a purchase. The

                     AMATEK HOLDINGS, INC. AND SUBSIDIARIES

11. ACQUISITION OF BUSINESS (CONTINUED)

excess of the purchase price over the fair values of the net assets acquired of $11,266,000 has been recorded as goodwill and is being amortized over a period of 20 years. The statement of operations for 1996 includes the operating results of Steelco since the date of acquisition.

12. YEAR 2000 (UNAUDITED)

    The Company has conducted a comprehensive review of its computer systems to identify the systems that could be affected by the "Year 2000" issue and is implementing its plan to resolve the issue. The Year 2000 problem is a result of computer programs being written using two digits (rather than four) to define the applicable year. Any of the Company's programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in major system failure or miscalculation. The Company presently believes that, with modifications to existing software and converting to new software, the Year 2000 problem will not pose significant operational problems for the Company's computer systems as so modified and converted. However, if such modifications or conversions are not made, or not completed timely, the Year 2000 issue could have a material impact on the Company's operations.

13. COMMITMENTS AND CONTINGENCIES

    In March 1998, the Company entered into an agreement with NCI Building Systems, Inc. to purchase 100% of the stock of the Company, which was effective May 4, 1998. Upon the successful completion of this acquisition, certain executives of the Company will receive compensation payments totaling approximately $8.5 million.

                           NCI BUILDING SYSTEMS, INC.
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                                                                          APRIL 30, 1998
                                             ------------------------------------------------------------------------
                                                                                               PRO FORMA
                                                NCI         AHI          AHI         AHI      ACQUISITION  PRO FORMA
                                             HISTORICAL  HISTORICAL  ADJUSTMENTS   ADJUSTED   ADJUSTMENTS   COMBINED
                                             ----------  ----------  -----------  ----------  -----------  ----------
                                                                          (IN THOUSANDS)

                                                       ASSETS
Current Assets:
  Cash and cash equivalents................  $   37,972  $    1,345   $  (1,345)(B) $   --     $ (27,800)(C) $ 10,172
  Accounts receivable, net.................      35,954      46,899                   46,899                   82,853
  Inventory, net...........................      40,725      47,516                   47,516                   88,241
  Deferred income taxes....................       3,462       1,186                    1,186                    4,648
  Prepaid expenses.........................       1,233       3,419                    3,419                    4,652
                                             ----------  ----------  -----------  ----------  -----------  ----------
  Total current assets.....................     119,346     100,365      (1,345)      99,020     (27,800)     190,566

Property, plant and equipment..............      74,381     145,051                  145,051                  219,432
Accumulated depreciation...................     (22,623)    (41,088)                 (41,088)                 (63,711)
                                             ----------  ----------  -----------  ----------  -----------  ----------
                                                 51,758     103,963      --          103,963      --          155,721
Goodwill...................................      20,361      13,612                   13,612     393,000(C)   426,973
Capitalized debt issue costs...............      --          --                       --          10,822(K)    10,822
Investment in and advances to DOUBLECOTE...      --          19,415                   19,415                   19,415
Other assets...............................       5,237       5,871                    5,871                   11,108
                                             ----------  ----------  -----------  ----------  -----------  ----------
Total assets...............................  $  196,702  $  243,226   $  (1,345)  $  241,881   $ 376,022   $  814,605
                                             ----------  ----------  -----------  ----------  -----------  ----------
                                             ----------  ----------  -----------  ----------  -----------  ----------

                                        LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
  Current portion of long-term debt........  $       47  $   --       $           $   --       $  22,500(E) $  22,547
  Accounts payable.........................      14,993       9,288                    9,288                   24,281
  Accrued expenses.........................      13,658      11,526                   11,526      10,875(C)    36,059
  Accrued income taxes.....................        (662)      3,426                    3,426                    2,764
                                             ----------  ----------  -----------  ----------  -----------  ----------
  Total current liabilities................      28,036      24,240      --           24,240      33,375       85,651

Long-term debt, non-current portion........       1,653      --                       --         517,500 (E)  519,153
Deferred income taxes......................       2,596      10,588                   10,588                   13,184

Shareholders' equity:
  Common stock.............................         166     182,172                  182,172    (182,158)(F)      180
  Additional paid-in capital...............      55,179       4,380                    4,380      27,806 (F)   87,365
  Retained earnings........................     109,072      21,846      (1,345)(B)   20,501     (20,501)(F)  109,072
                                             ----------  ----------  -----------  ----------  -----------  ----------
  Total shareholders' equity...............     164,417     208,398      (1,345)     207,053    (174,853)     196,617
                                             ----------  ----------  -----------  ----------  -----------  ----------
Total liabilities and shareholders'
  equity...................................  $  196,702  $  243,226   $  (1,345)  $  241,881   $ 376,022   $  814,605
                                             ----------  ----------  -----------  ----------  -----------  ----------
                                             ----------  ----------  -----------  ----------  -----------  ----------

   See Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial
                                  Statements.

                           NCI BUILDING SYSTEMS, INC.

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

                                                                   TWELVE MONTHS ENDED OCTOBER 31, 1997
                                                         --------------------------------------------------------
                                                               HISTORICAL           PRO FORMA
                                                         ----------------------    ACQUISITION       PRO FORMA
                                                            NCI         AHI        ADJUSTMENTS       COMBINED
                                                         ----------  ----------  ---------------  ---------------
                                                                (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
Revenue................................................  $  407,751  $  407,967  $     --         $   815,718
Cost of sales..........................................     299,407     312,329        --             611,736(D)
                                                         ----------  ----------  ---------------  ---------------
Gross profit...........................................     108,344      95,638        --             203,982
Operating expenses.....................................      66,055      36,637        9,825 (G)      108,771(D)
                                                                                      (3,746)(G)
                                                         ----------  ----------  ---------------  ---------------
Income from operations.................................      42,289      59,001        6,079           95,211

Equity income in DOUBLECOTE............................      --              83        --                  83
Nonrecurring gain......................................      --           3,284        --               3,284
Interest expense.......................................        (163)     --          (42,050)(H)      (44,377)
                                                                                      (2,164)(H)

Other income...........................................       1,999       2,019       (1,390)(I)        2,628
                                                         ----------  ----------  ---------------  ---------------
Income (loss) before taxes.............................      44,125      64,387      (51,683)          56,829
Provision for income taxes.............................      16,238      24,647      (15,488)(J)       25,397
                                                         ----------  ----------  ---------------  ---------------
Net income.............................................  $   27,887  $   39,740  $   (36,195)     $    31,432
                                                         ----------  ----------  ---------------  ---------------
                                                         ----------  ----------  ---------------  ---------------
Net income per share:
  Basic................................................  $     1.73      --            --         $      1.79
                                                         ----------                               ---------------
                                                         ----------                               ---------------
  Diluted..............................................  $     1.64      --            --         $      1.70
                                                         ----------                               ---------------
                                                         ----------                               ---------------
Weighted average number of common shares:
  Basic................................................      16,127      --            1,400(F)        17,527
  Diluted..............................................      17,085      --            1,400(F)        18,485

   See Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial
                                  Statements.

                           NCI BUILDING SYSTEMS, INC.
           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

                                                                     SIX MONTHS ENDED APRIL 30, 1998
                                                         --------------------------------------------------------
                                                               HISTORICAL           PRO FORMA
                                                         ----------------------    ACQUISITION       PRO FORMA
                                                            NCI         AHI        ADJUSTMENTS       COMBINED
                                                         ----------  ----------  ---------------  ---------------
                                                                (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
Revenue................................................  $  192,672  $  195,695  $     --         $   388,367
Cost of sales..........................................     140,621     153,306        --             293,927(D)
                                                         ----------  ----------  ---------------  ---------------
Gross profit...........................................      52,051      42,389        --              94,440

Operating expenses.....................................      34,030      19,458        4,913(G)        56,548(D)
                                                                                      (1,853)(G)
                                                         ----------  ----------  ---------------  ---------------
Income from Operations.................................      18,021      22,931       (3,060)          37,892

Equity income in DOUBLECOTE............................      --              14        --                  14
Nonrecurring gain......................................      --           3,284        --               3,284
Interest expense.......................................         (84)     --          (21,025)(H)      (22,191)
                                                                                      (1,082)(H)

Other income...........................................       1,492         761         (695)(I)        1,558
                                                         ----------  ----------  ---------------  ---------------

Income (loss) before taxes.............................      19,429      26,990      (25,862)          20,557
Provision for income taxes.............................       6,981       9,763       (7,751)(J)        8,993
                                                         ----------  ----------  ---------------  ---------------
Net income.............................................  $   12,448  $   17,227  $   (18,111)     $    11,564
                                                         ----------  ----------  ---------------  ---------------
                                                         ----------  ----------  ---------------  ---------------

Net income per share:
  Basic................................................  $     0.76      --            --         $      0.65
                                                         ----------                               ---------------
                                                         ----------                               ---------------
  Diluted..............................................  $     0.72      --            --         $      0.62
                                                         ----------                               ---------------
                                                         ----------                               ---------------
Weighted average number of common shares:
  Basic................................................      16,390      --            1,400(F)        17,790
  Diluted..............................................      17,386      --            1,400(F)        18,786

   See Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial
                                  Statements.

                           NCI BUILDING SYSTEMS, INC.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED

                         COMBINED FINANCIAL STATEMENTS

(A) BASIS OF PRESENTATION--The Unaudited Pro Forma Condensed Combined financial statements are presented to give pro forma effect to the acquisition of Amatek Holdings, Inc. and Subsidiaries (AHI).

    The purchase method of accounting has been used in preparing the Unaudited Pro Forma Condensed Combined Financial Statements of NCI Building Systems, Inc. (the Company) with respect to the acquisition of AHI. The Unaudited Pro Forma Condensed Combined Statements of Income for the six months ended April 30, 1998 and fiscal year ended October 31, 1997 combine the results of operations for the Company's six months ended April 30, 1998 and fiscal year ended October 31, 1997 with AHI's results for the six months ended March 31, 1998 and fiscal year ended December 31, 1997, respectively. The Unaudited Pro Forma Condensed Combined Balance Sheet as of April 30, 1998 combines the balance sheet of the Company as of April 30, 1998 with AHI's balance sheet as of March 31, 1998. The Unaudited Pro Forma Condensed Combined Statements of Income give effect to the AHI acquisition as if it had occurred on November 1, 1996. AHI's results of operations for the three months ended March 31, 1998 have been restated to reflect adjustments to revenues and cost of sales of $2.7 million (related to customer credit memos) and $1.0 million (related to an inventory write-off of scrap metal), respectively, which were taken by AHI in April 1998. The Unaudited Pro
    Forma Condensed Combined Balance Sheet gives effect to the AHI acquisition as if it had occurred on April 30, 1998. Purchase accounting values have been assigned on a preliminary basis and will be adjusted upon the completion of a valuation study. Management does not expect such adjustments to be material.

    Due to the different fiscal year ends of the Company and AHI as discussed above, AHI's results of operations for the three months ended December 31, 1997 are included in both the Unaudited Pro Forma Condensed Combined Statements of Income for the six months ended April 30, 1998 and fiscal year ended October 31, 1997, and AHI's results of operations for the month ended April 30, 1998 are excluded from the Unaudited Pro Forma Condensed Combined Statement of Income for the six months ended April 30, 1998. AHI's revenues and net income for the three months ended December 31, 1997 were $111.5 million and $13.6 million, respectively, which includes a nonrecurring pre-tax gain of $3.3 million from insurance recoveries related to a plant fire. AHI's revenues and net loss for the month ended April 30, 1998 were $37.2 million and $4.0 million, respectively, which net loss includes a nonrecurring pre-tax charge related to the acquisition of $8.6 million for payments to certain AHI management required due to change in control of AHI.

    In June 1998, the Company's Board of Directors approved a two-for-one common stock split effective for shareholders of record on July 8, 1998. Share and per share amounts have been restated to reflect the stock split.

(B) The unaudited condensed balance sheet for AHI as of March 31, 1998 has been adjusted to exclude cash not acquired as subject to the stock purchase agreement.

(C) To reflect the purchase of AHI for consideration of $550.0 million in cash plus 1,400,000 shares of Company common stock valued at $32.2 million issued to AHI employees to replace the management

                           NCI BUILDING SYSTEMS, INC.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED

                   COMBINED FINANCIAL STATEMENTS (CONTINUED)

    incentive plan in place at AHI. In addition, there are estimated to be $17.8 million in transaction costs. Goodwill has been preliminarily calculated as follows:

Purchase Price:
  Cash................................................  $  550,000
  Equity issued.......................................      32,200
Estimated transaction costs...........................      17,800
Less: Net assets acquired.............................     207,000
                                                        ----------
Goodwill..............................................  $  393,000

(D) Anticipated synergies and cost savings resulting from internal rather than third party coating of NCI products, plant consolidations, sales and marketing consolidation, purchasing efficiencies and administrative cost savings and efficiencies of approximately $15 million annually have not been reflected in the above Unaudited Pro Forma Condensed Combined Financial Statements.

(E) For purposes of the Unaudited Pro Forma Condensed Combined Balance Sheet, the proceeds for the AHI acquisition were assumed to have been provided with $27.8 million of available cash and additional borrowings as follows:

AHI net assets acquired,
  plus excess of purchase price over net assets.......  $  600,000

Less:
Excess cash used to fund acquisition..................      27,800
Equity issued.........................................      32,200
                                                        ----------
                                                        $  540,000

Current portion.......................................  $   22,500
Long-term portion.....................................  $  517,500

(F) To record the elimination of the AHI stock acquired, offset by the impact on shareholders' equity of the additional 1,400,000 shares of Company common stock issued to certain officers and employees of AHI in exchange for their interests in AHI's management incentive plan.

(G) To record additional amortization expense associated with the goodwill generated from the AHI acquisition (assigned useful life of 40 years), offset by elimination of a management incentive charge incurred by AHI on a historical basis.

(H) To record additional interest expense and amortization of debt issuance costs related to debt incurred in connection with the acquisition of AHI.

(I) To eliminate daily cash investment interest income for the portion of the Company's excess cash utilized for the acquisition.

(J) To record the tax effect on the pro forma adjustments.

(K) To record cost related to the issuance of debt, as discussed in Note (E).

                               INDEX TO EXHIBITS


                   Exhibit 23      Consent of Ernst & Young LLP